EXHIBIT 32.01



                   CERTIFICATIONS PURSUANT TO SECTION 1350
             OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Quarterly Report of General Employment
Enterprises, Inc. (the "Company") on Form 10-KSB for the fiscal year ended September 30, 2006 filed with the Securities and Exchange
Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)  The Report fully complies with the requirements of section
     13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  November 20, 2006         By:  /s/ Herbert F. Imhoff, Jr.
                                 Herbert F. Imhoff, Jr.
                                 Chairman of the Board, Chief
                                 Executive Officer and President
                                 (Chief executive officer)


Date:  November 20, 2006         By:  /s/ Kent M. Yauch
                                 Kent M. Yauch
                                 Vice President, Chief Financial
                                 Officer and Treasurer
                                 (Chief financial officer)